UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June l, 2020

SECOND SIGHT MEDICAL PRODUCTS, INC.
(Exact Name of Registrant as Specified in Its Charter)
California
(State or Other Jurisdiction of Incorporation)
001-36747	02-0692322
(Commission File Number)	(IRS Employer Identification No.)
12744 San Fernando Road, Suite 400 Sylmar, California 91342
(Address of Principal Executive Offices)

(818) 833-5000
(Registrant's Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ⎕

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ⎕

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	EYES	Nasdaq
Warrants	EYESW	Nasdaq

_____________________________________________________________________________________________

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard.

Letter from Nasdaq dated June 1, 2020

On June 1, 2020, The Nasdaq Stock Market (“Nasdaq”) notified Second Sight Medical Products, Inc. (the “Company”) that following the resignation of William J. Link, effective May 31, 2020, the Company is non-compliant with Nasdaq’s independent director and audit committee requirements as set forth in Listing Rule 5605 (the “Listing Rules”) due to more than one vacancy on its board and audit committee. Nasdaq had previously notified the Company on April 15, 2020 that due to the appointment of Matt Pfeffer as Acting Chief Executive Officer of the Company, the Company no longer complied with the Listing Rules and that consistent with Listing Rules 5605(b)(1)(A) and 5605(c)(4) the Company was provided with a cure period in which to regain compliance. As a result, Nasdaq indicated that the Company is no longer eligible for the cure period and must submit a plan of compliance no later than July 16, 2020, which is 45 days after the notification date. If the plan is accepted, the Company can be granted an extension of up to 180 calendar days from the notification date to evidence compliance. If the plan is not accepted, the Company may appeal before a Nasdaq Hearing Panel.

Letter from Nasdaq dated June 2, 2020

On June 2, 2020, Nasdaq further notified the Company that as a result of Dr. Link’s resignation from the Company’s board and all committees thereof, effective May 31, 2020, the Company no longer complies with Nasdaq’s compensation committee requirements set forth in Listing Rule 5605.

However, consistent with Listing Rule 5605(d)(2) Nasdaq will provide the Company a cure period in order to regain compliance as follows:

•	until the earlier of the Company’s next annual shareholders’ meeting or May 31, 2021;

or

•	if the next annual shareholders’ meeting is held before November 27, 2020, then the Company must evidence compliance no later than November 27, 2020.

The Company must submit to Nasdaq documentation, including biographies of any new directors, evidencing compliance with the rules no later than as described above. If the Company does not regain compliance by the dates set forth above, Nasdaq will provide written notification to the Company that its securities will be delisted, at which time the Company may appeal the delisting determination to a Nasdaq Hearing Panel.

A list of all non-compliant Nasdaq companies and the reason(s) for such non-compliance is posted on Nasdaq’s website at listingcenter.nasdaq.com. The Company will be included in this list commencing five business days from the notification date. The Company intends to regain compliance with the independent director and compensation committee requirements under the Listing Rules, however no assurance can be given that the Company will be able to regain compliance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2020

SECOND SIGHT MEDICAL PRODUCTS, INC.

/s/ John T. Blake

___________________________

By: John T. Blake

Chief Financial Officer